Exhibit 99(a)(1)(F)

FORMS OF REMINDER EMAIL

One Week After Offer Commences

From: Michael Bell, Chief Financial Officer

To: All Eligible Option Holders

Subject: CareDx, Inc. Stock Option Exchange Program

Date: October 19, 2017

This is a reminder that CareDx’s voluntary offer (the “Offer”) to exchange certain outstanding underwater options for a lesser number of new options with a new exercise price, subject to a new vesting schedule, is scheduled to expire at 9:00 p.m., Pacific Time, on November 8, 2017, unless extended. The Offer deadline will be strictly enforced, so we encourage you to give yourself adequate time to make your election if you wish to participate.

If you wish to exchange some or all of your eligible option grants for a lesser number of new options, you must properly complete and deliver your election form to us prior to the expiration of the Offer. If you have already submitted your election, you have until the Offer expires to withdraw your elected eligible option grants or change your election.

You may notify us of your election (or change in or withdrawal of your election) by delivering a properly completed, signed and dated election form (or withdrawal form, as the case may be) to us so that we receive it before the Offer expires, in one of the following two ways:

By U.S. Mail or Federal Express (or similar delivery service)

To: Theresa Yu, Finance Director

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 90045

(415) 287-2392

By E-mail (by PDF or similar imaged document file)

To: tyu@caredx.com

To request a copy of the election form or withdrawal form, please contact Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

Only election forms and withdrawal forms that are properly completed, signed and dated and actually received by us via the means described above by the deadline will be deemed valid elections or withdrawals, as applicable. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, text message or facsimile are not permitted. If you do not want to participate, no action is necessary. If you have questions, please direct them to Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

This notice does not constitute the terms of the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options dated October 12, 2017 (the “Offer to Exchange”); (2) the e-mail from Michael Bell, our Chief Financial Officer, dated October 12, 2017; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You may access these documents through CareDx’s filings on the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the “Investors” page of our website at www.caredx.com. You also may request copies of these documents from Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

Neither we nor our board of directors (or the compensation committee thereof) makes any recommendation as to whether you should participate in the Offer, nor have we authorized any person to make any such recommendation. Participation in the Offer is completely voluntary. Participating in the Offer involves risks that are discussed in the Offer to Exchange. We recommend that you consult with your personal financial, tax and/or legal advisors to weigh the benefits and risks involved in participating in the Offer. You must make your own decision about whether to participate in the Offer.

Final Week (date may change if expiration date of Offer is extended)

From: Michael Bell, Chief Financial Officer

To: All Eligible Option Holders

Subject: CareDx, Inc. Stock Option Exchange Program

Date: November 2, 2017

This is a reminder that we are entering the final week of CareDx’s voluntary offer (the “Offer”) to exchange certain outstanding underwater options for a lesser number of new options with a new exercise price, subject to a new vesting schedule. The Offer is scheduled to expire at 9:00 p.m., Pacific Time, on November 8, 2017, unless extended. The Offer deadline will be strictly enforced, so we encourage you to give yourself adequate time to make your election if you wish to participate.

If you wish to exchange some or all of your eligible option grants for a lesser number of new options, you must properly complete and deliver your election form to us prior to the expiration of the Offer. If you have already submitted your election, you have until the Offer expires to withdraw your elected eligible option grants or change your election.

You may notify us of your election (or change in or withdrawal of your election) by delivering a properly completed, signed and dated election form (or withdrawal form, as the case may be) to us so that we receive it before the Offer expires, in one of the following two ways:

By U.S. Mail or Federal Express (or similar delivery service)

To: Theresa Yu, Finance Director

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 90045

(415) 287-2392

By E-mail (by PDF or similar imaged document file)

To: tyu@caredx.com

To request a copy of the election form or withdrawal form, please contact Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

Only election forms and withdrawal forms that are properly completed, signed and dated and actually received by us via the means described above by the deadline will be deemed valid elections or withdrawals, as applicable. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, text message or facsimile are not permitted. If you do not want to participate, no action is necessary. If you have questions, please direct them to Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

This notice does not constitute the terms of the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options dated October 12, 2017 (the “Offer to Exchange”); (2) the e-mail from Michael Bell, our Chief Financial Officer, dated October 12, 2017; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You may access these documents through CareDx’s filings on the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the ”Investors” page of our website at www.caredx.com. You also may request copies of these documents from Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

Neither we nor our board of directors (or the compensation committee thereof) makes any recommendation as to whether you should participate in the Offer, nor have we authorized any person to make any such recommendation. Participation in the Offer is completely voluntary. Participating in the Offer involves risks that are discussed in the Offer to Exchange. We recommend that you consult with your personal financial, tax and/or legal advisors to weigh the benefits and risks involved in participating in the Offer. You must make your own decision about whether to participate in the Offer.

Last Day (Offer Expiration Date; date may change if expiration date of Offer is extended)

From: Michael Bell, Chief Financial Officer

To: All Eligible Option Holders

Subject: CareDx, Inc. Stock Option Exchange Program

Date: November 8, 2017

Today is the last day to elect to exchange your eligible option grants as part of CareDx’s voluntary offer (the “Offer”) to exchange certain outstanding underwater options for a lesser number of new options with a new exercise price, subject to a new vesting schedule. The Offer is scheduled to expire today at 9:00 p.m., Pacific Time, unless extended. The Offer deadline will be strictly enforced.

If you wish to exchange some or all of your eligible option grants for a lesser number of new options, you must properly complete and deliver your election form to us prior to the expiration of the Offer. If you have already submitted your election, you have until the Offer expires to withdraw your elected eligible option grants or change your election.

You may notify us of your election (or change in or withdrawal of your election) by delivering a properly completed, signed and dated election form (or withdrawal form, as the case may be) to us so that we receive it before the Offer expires, in one of the following two ways:

By U.S. Mail or Federal Express (or similar delivery service)

To: Theresa Yu, Finance Director

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 90045

(415) 287-2392

By E-mail (by PDF or similar imaged document file)

To: tyu@caredx.com

To request a copy of the election form or withdrawal form, please contact Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

Only election forms and withdrawal forms that are properly completed, signed and dated and actually received by us via the means described above by the deadline will be deemed valid elections or withdrawals, as applicable. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, text message or facsimile are not permitted. If you do not want to participate, no action is necessary. If you have questions, please direct them to Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

This notice does not constitute the terms of the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options dated October 12, 2017 (the “Offer to Exchange”); (2) the e-mail from Michael Bell, our Chief Financial Officer, dated October 12, 2017; (3) the election form, together with its associated instructions; and (4) the withdrawal form, together with its associated instructions. You may access these documents through CareDx’s filings on the U.S. Securities and Exchange Commission’s website at www.sec.gov and on the “Investors” page of our website at www.caredx.com. You also may request copies of these documents from Theresa Yu, Finance Director, by e-mail at tyu@caredx.com or by telephone at (415) 287-2392.

Neither we nor our board of directors (or the compensation committee thereof) makes any recommendation as to whether you should participate in the Offer, nor have we authorized any person to make any such recommendation. Participation in the Offer is completely voluntary. Participating in the Offer involves risks that are discussed in the Offer to Exchange. We recommend that you consult with your personal financial, tax and/or legal advisors to weigh the benefits and risks involved in participating in the Offer. You must make your own decision about whether to participate in the Offer.